Exhibit 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release

HP Announces Fiscal 2016 Financial Outlook for HP Inc.

●   Estimates non-GAAP diluted EPS outlook for fiscal 2016 of $1.67 to $1.77 and GAAP diluted EPS for fiscal 2016 of $1.55 to $1.65

●   Estimates fiscal 2016 free cash flow of $2.5 to $2.8 billion

●   Expects to return up to 75% of fiscal 2016 annual free cash flow to shareholders through dividends and share repurchases

Editorial contacts Kait Conetta, HP +1 650 258 6471 corpmediarelations@hp.com www.hp.com/go/newsroom

SAN JOSE, Calif., Sept 15, 2015 — Today at HP’s 2015 Securities Analysts Meeting, the future HP Inc. leadership team provided details on the strategy for the company and opportunities for long-term growth, coupled with the financial outlook for the new company.

Dion Weisler, who will become President and CEO for HP Inc. noted, “I am honored to be leading this company at an exciting time. We’re building a company with the heart and energy of a startup and the brains and muscle of a Fortune 100 corporation.”

Weisler laid out the strategy for how HP Inc. will maintain its leading position in Printing and Personal Systems, and outlined the factors that make the new company a compelling investment opportunity. In particular, HP Inc. has:

● A focus on growing profitable share;
● Recurring profit streams and strong cash flows;
● Meticulous focus on cost and operating efficiencies;
● Prudent capital allocation and commitment to shareholder returns;
● And, commitment to investing for the future.

“Executing on our strategy will produce reliable returns and cash flows while also having the opportunity for long-term growth,” Weisler continued. “The separation enables us to focus our company assets and financial resources on our core businesses, growth opportunities and future while also being very disciplined about delivering long-term, shareholder value.”

Weisler then went on to acknowledge the challenging market environment and currency headwinds, but emphasized that HP Inc. business fundamentals are strong, and the team has a proven track record of execution. He outlined pockets of growth and new markets that HP Inc. will pursue to drive growth, including graphics, the A3 copier market, commercial mobility, and 3D printing.

Fiscal 2016 outlook
Cathie Lesjak, who will become the Chief Financial Officer of HP Inc. provided the financial outlook for the new company in fiscal 2016. Lesjak acknowledged that markets are likely to remain tough for the next several quarters with continued competitive pricing in printing and soft demand in PCs. To offset these challenges, HP Inc.’s strategy will be to protect the core while focusing on accelerating in key areas, including: business printing, graphics, commercial mobility, and services.

For fiscal 2016, the new company estimates non-GAAP diluted EPS to be in the range of $1.67 to $1.77 and estimates GAAP diluted EPS to be in the range of $1.55 to $1.65. Fiscal 2016 non-GAAP diluted EPS estimates exclude after-tax costs primarily related to restructuring and separation.

Based on the current environment, HP Inc. anticipates generating cash flow from operations of approximately $3.0 to $3.3 billion in fiscal 2016. With about $0.5 billion in net capital expenditures, free cash flow outlook is in the range of $2.5 to $2.8 billion for fiscal 2016.

HP Inc. expects to return 50%-75% of annual free cash flow to shareholders through a combination of a robust dividend and regular share buy backs. In fiscal 2016, the company indicated that it expects to be at the higher end of that range, with approximately $865 million returned through dividends, and the balance returned to shareholders through share repurchases

HP Inc. will trade under the ticker symbol HPQ on the New York Stock Exchange.

Business segment strategies
Over the course of the day, the future HP Inc. management team laid out the strategy for the company’s individual business segments, including:

Printing Business

●     Enrique Lores, who will become President of the Printing Business, provided details on the strategy that will ensure HP maintains its role as the world’s leader in printing. Acknowledging market and competitive headwinds, Lores emphasized that printing remains a massive market, currently $234 billion and growing. Echoing Weisler’s earlier comments, Lores is optimistic that as a separate company, the Printing Business in particular will successfully drive all-important supplies revenue.

● Lores emphasized that the objective of the printing strategy is to drive value for customers by engineering the best printing experience. Lores highlighted several initiatives, including:
¡ Ink in the Office – one of the fastest growing web based services;
¡ Expansion into the A3 copier market where HP Inc. has an opportunity to significantly grow its market share;
¡ Graphics, which has been a leading growth business for HP overall; and
¡ Managed Print Services, where the shift in customer behavior from transactional to contractual presents HP with an opportunity to increase penetration in supplies.

●     Stephen Nigro, who will lead the 3D Printing Business, outlined the opportunity the company sees in 3D printing with its MultiJet Fusion technology. The company plans to launch its first product in the market during 2016 focused on addressing customer challenges around speed, quality and cost. Nigro outlined how the company plans to leverage its existing PageWide technology to disrupt the traditional manufacturing market.

Personal Systems

●     Ron Coughlin, who will be President of the Personal Systems Business, gave an overview of how Personal Systems plans to deliver profitable growth moving forward. Leveraging HP’s leading market position, powerful pipeline of innovation and ability to execute regardless of the market environment, the new HP Inc. will focus on the commercial PC market and attractive segments of consumer.

●     The addressable market for Personal Systems is approximately $340 billion, and while Coughlin acknowledged near-term market headwinds are expected to last several quarters, he identified several opportunities that will propel the Personal Systems Business, including:

¡ Clear and systematic market segmentation to identify areas where HP Inc. is under-penetrated;
¡ A cost focus coupled with great design and innovation to address the Commercial market;
¡ New form factors, such as convertibles, that complement our existing line-up;
¡ Expanding into Commercial Mobility solutions and services such as “PC-as-a-Service”;
¡ And exciting new category creation such as Immersive Computing, where the company’s new Sprout product has already generated significant interest.

Webcast details
A webcast of today’s event, along with management presentations and other materials, is available at www.hp.com/investor/SAM2015. This press release contains only a summary of some of the information being presented at today’s event and should be read in conjunction with the management presentations and other materials made available on that website.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. With the broadest technology portfolio spanning printing, personal systems, software, services and IT infrastructure, HP delivers solutions for customers’ most complex challenges in every region of the world. More information about HP ( NYSE : HPQ ) is available at http://www.hp.com.

Use of non-GAAP financial information
HP has included non-GAAP financial measures in this press release. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the slides presented at the 2015 Securities Analyst Meeting, which will be available for a period of one year thereafter at www.hp.com/investor/SAM2015.

HP’s management uses net revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating expense, non-GAAP operating income and earnings, net debt, net cash, non-GAAP net earnings, non-GAAP diluted net earnings per share, and HP’s non-GAAP tax rate to evaluate and forecast HP’s performance before gains, losses or other charges that are considered by HP’s management to be outside of HP’s core business segment operating results. HP also provides forecasts of non-GAAP diluted net earnings per share. Free cash flow, as defined below, is a liquidity measure that provides useful information to management about the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Items such as separation costs and restructuring charges that are excluded from non-GAAP operating expense, non-GAAP operating profit, non-GAAP net earnings, non-GAAP diluted net earnings per share and HP’s non-GAAP tax rate can have a material impact on cash flows and net earnings per share. In addition, items such as impairment of goodwill and intangible assets and amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP net earnings, non-GAAP diluted net earnings per share and HP’s non-GAAP tax rate and therefore does not reflect the full economic effect of the loss in value of those intangible assets. Free cash flow does not represent the total increase or decrease in the cash balance for the period. The non-GAAP financial information that we provide also may differ from the non-GAAP information provided by other companies.

We compensate for the limitations on our use of these non-GAAP financial measures by relying primarily on our GAAP financial statements and using non-GAAP financial measures only supplementally. We also provide robust and detailed reconciliations of each non-GAAP financial measure to the most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.

We believe that providing these non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. We further believe that providing this information better enables investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Free cash flow is defined as cash flow from operations less net capital expenditures. Net capital expenditures is defined as investments in property, plant and equipment less proceeds from the sale of property, plant and equipment. HP’s management uses free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding acquisitions, repurchasing stock and other purposes. HP’s management also uses free cash flow to evaluate HP’s historical and prospective liquidity. Because net capital expenditures includes proceeds from the sale of property, plant and equipment, HP believes that net capital expenditures provides a more accurate and complete assessment of HP’s liquidity. Because free cash flow includes the effect of net capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Total company net debt consists of total debt (including the effects of hedging) less gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments. Total company net cash consists of gross cash less total debt. Gross cash is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Total company net debt and total company net cash provide useful information to HP’s management about the state of HP’s consolidated condensed balance sheets.

Forward looking statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett-Packard Company and HP Inc. (collectively, “HP”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the previously announced separation transaction and the future performances of the post-separation companies if the separation is completed, as well as the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy, including the planned separation transaction; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of the separation transaction or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of implementing the separation transaction and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2015. HP assumes no obligation and does not intend to update these forward-looking statements.